UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 27, 2007

LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio	44114

(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(216) 706-9250

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     As previously disclosed, on February 19, 2007 the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Deere & Company, and Deere Merger Sub, Inc. The Merger Agreement provides that each option to purchase Common Shares (“Stock Option”) that was granted by the Company under certain plans, and each existing right of any kind to receive the Company’s Common Shares or benefits measured in whole or in part by the value of the Common Shares (“Company Share-Based Awards”), as well as any outstanding awards of restricted Common Shares (“Restricted Shares”), whether vested or unvested, and whether or not all restrictions have lapsed, which are outstanding immediately prior to the Effective Time (as defined by the Merger Agreement) shall become fully vested and shall be converted into the right to receive at the Effective Time an amount equal to the product of (a) the total number of Common Shares subject to such Stock Option, and (b) the excess, if any, of the amount of Merger Consideration over the exercise price per Common Share subject to the Stock Option, or, in the case of any Company Share-Based Awards or Restricted Shares, the right to receive the Merger Consideration in respect of each Common Share underlying a particular Company Share-Based Award or Restricted Share, less any applicable federal, state, local, or employment tax withholdings.
     On April 27, 2007, and in furtherance of this provision of the Merger Agreement, the Company’s Board of Directors adopted amendments to each of The LESCO, Inc. 2000 Stock Incentive Plan, The LESCO, Inc. 2000 Broad Based Stock Option Plan, The LESCO, Inc. 1992 Stock Incentive Plan, and The LESCO, Inc. Directors Stock Incentive Plan (collectively with their respective amendments, the “Option Plans”) under which the Company had made grants of Stock Options and Restricted Shares to certain employees and directors that are subject to conversion pursuant to the Merger Agreement. These amendments provide for the conversion of Stock Options and Restricted Shares to the right to receive a portion of the Merger Consideration, extinguish the rights of all employees or directors participating thereunder, prohibit the creation of any new rights under the Option Plans, and terminate the Option Plans.
     Also on April 27, 2007, the Company’s Board of Directors adopted an amendment to the LESCO, Inc. Directors’ Deferred Compensation Plan (the “Directors’ Deferred Compensation Plan”) to permit the liquidation and distribution of all deferral accounts existing as of the Effective Time. The value of each participant’s deferral account under the Directors’ Deferred Compensation Plan is based on the value of the Company’s Common Shares.
     Copies of these amendments are attached as Exhibits 99.1 through 99.5

Item 1.02 Termination of Material Definitive Agreement
     See Item 1.01.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.
99.1	First Amendment to The LESCO, Inc. Directors’ Deferred Compensation Plan

99.2	First Amendment to The LESCO, Inc. 2000 Broad Based Stock Option Plan

99.3	First Amendment to The LESCO, Inc. 1992 Stock Incentive Plan (as amended May 13, 1998)

99.4	First Amendment to The LESCO, Inc. Directors’ Stock Option Plan

99.5	First Amendment to The LESCO, Inc. 2000 Stock Incentive Plan
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC. (Registrant)
Date: May 2, 2007	By:	/s/ Jeffrey L. Rutherford

Jeffrey L. Rutherford
President and Chief Executive Officer